     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1995
                                                       REGISTRATION NO. 33-_____
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       _________________________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         _____________________________

                            NABORS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                        DELAWARE                                              93-0711613
              (State or Other Jurisdiction                                 (I.R.S. Employer
           of Incorporation or Organization)                            Identification Number)

                              515 West Greens Road
                             Houston, Texas  77067
                                 (713) 874-0035
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                              -------------------

                              Anthony G. Petrello
                                   President
                            Nabors Industries, Inc.
                              515 West Greens Road
                             Houston, Texas  77067
                                 (713) 874-0035
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------

                                With a copy to:

                            Howard M. Berkower, Esq.
                                Baker & McKenzie
                                805 Third Avenue
                           New York, New York  10022

                           -------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./x/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering./ /_____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /_______________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                              Proposed          Proposed
                                                              Maximum           Maximum
                                             Amount           Offering          Aggregate       Amount of
       Title of Each Class of                to be            Price per         Offering       Registration
     Securities Being Registered           Registered         Unit(1)           Price(1)           Fee
- -----------------------------------------------------------------------------------------------------------
 Common Stock, $.10 par value per Share     650,000            $8.875          $5,768,750       $1,989.22

===========================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purposes of calculating the registration fee in connection with the shares of Common Stock registered hereby, based on the average of the high and low sales prices of the shares of Common Stock reported on the American Stock Exchange on June 8, 1995.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   Subject to Completion, Dated June __, 1995

                                   PROSPECTUS

                                 650,000 SHARES
                            NABORS INDUSTRIES, INC.
                                  COMMON STOCK
                           (par value $.10 per share)


         This Prospectus relates to 650,000 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of Nabors Industries, Inc., a Delaware corporation (the "Company").

         The Shares are issuable pursuant to a Common Stock Purchase Warrant, dated April 7, 1994 (the "Warrant") owned by Mitchell Energy Corporation, a Delaware corporation (the "Selling Stockholder"). The Company issued the Warrant to the Selling Stockholder in connection with the acquisition by a subsidiary of the Company of certain drilling rigs and related assets from the Selling Stockholder in April 1994. See "Selling Stockholder."

         The Selling Stockholder may from time to time sell all or a portion of the Shares on the American Stock Exchange (the "ASE"), in the over-the-counter market, on any other national securities exchange on which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. See "Plan of Distribution."

         The Company will receive no part of the proceeds of any sales made hereunder except to the extent that the net proceeds therefrom exceed $6,148,000. See "Use of Proceeds." All expenses of registration incurred in connection with the offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder. See "Selling Stockholder."

         The Selling Stockholder and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and profit on the sale of Shares by the Selling Stockholder and any commissions or discounts given to any such broker-dealers may be regarded as underwriting commissions or discounts under the Securities Act.

         The Shares have not been registered for sale by the Selling Stockholder under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the States in which such transactions occur, or the existence of any exemption from registration.

         The Common Stock is traded on the ASE. On __________ __, 1995, the last sale price of the Common Stock, as reported on the composite tape for issues listed on the ASE, was $____ per share.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                        _______________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                        _______________________________


              THE DATE OF THIS PROSPECTUS IS ______________, 1995.

                             AVAILABLE INFORMATION

                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information concerning the Company and the Registration Statement (as hereinafter defined) can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the public reference facilities maintained by the Commission at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies can be obtained by mail from the Commission at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W.,
Room 1024, Washington, D.C.  20549.   In addition, similar information can be
inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                 The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement including the exhibits filed as a part thereof and otherwise incorporated therein.

                 Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                       INCORPORATION OF CERTAIN DOCUMENTS

            The following documents filed with the Commission are incorporated in this Prospectus by reference:

      (A) The Company's Annual Report filed on Form 10-K for the fiscal year ended September 30, 1994 (File No. 1-9245);

      (B) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1994 and March 31, 1995; and

      (C) The description of the Common Stock contained in the Registration Statement on Form 8-A, File No. 1-9245, filed with the Commission on August 22, 1986 as amended by Amendment No. 1 thereto dated May 20, 1992 and any subsequent amendment thereto filed for the purpose of updating the description.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of shares of Common Stock hereunder shall be deemed incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this Prospectus modifies or supersedes such statement.

            The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information which have been or may be incorporated in this Prospectus by reference but not delivered herewith, except for certain exhibits to such documents. Requests for such information should be directed to Nabors Industries, Inc., at the Company's executive offices located at 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: Secretary (telephone number (713) 874-0035).
                        _______________________________

NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION GIVEN WHICH IS NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION ABOUT THE COMPANY CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SINCE THE DATE HEREOF.
                        _______________________________

                                USE OF PROCEEDS

      All of the Shares offered hereby are being offered by the Selling Stockholder. The Company will receive no part of the proceeds of any sales made hereunder except to the extent that the proceeds therefrom (after deducting reasonable brokerage commission) exceed the total exercise price of the Warrant plus $1,000,000, or $6,148,000. Any proceeds received by the Company will be used for general corporate purposes.

                              SELLING STOCKHOLDER

      The Selling Stockholder is a Delaware corporation and a wholly-owned subsidiary of Mitchell Energy & Development Corp., a Texas corporation. The principal office of the Selling Stockholder is located at 2001 Timberloch Place, The Woodlands, Texas 77387. The Selling Stockholder acquired the Warrant on April 7, 1994 as part of the consideration for its sale of certain drilling rigs and related assets to Nabors Drilling USA, Inc., a wholly-owned subsidiary of the Company ("Nabors Drilling"). The Warrant entitles the Selling Shareholder to purchase the Shares from the Company at a purchase price of $7.92 per share, subject to adjustment to prevent dilution, at any time prior to 3:00 p.m., Houston time, on April 7, 1996. Pursuant to the Warrant and a related letter agreement dated April 4, 1994, between Nabors Drilling and the Selling Stockholder, the Company or Nabors Drilling has the right to purchase the Warrant, at any time prior to its exercise, for $1,000,000. Further, the Selling Stockholder has the obligation to pay to the Company or Nabors Drilling any net proceeds from the sale of the Shares in excess of the total exercise price of the Warrant plus $1,000,000. See "Use of Proceeds."

      Pursuant to the Warrant, the Company will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, and the fees and disbursements of counsel for the Selling Stockholder.

      The following table sets forth the number of shares of Common Stock beneficially owned by the Selling Stockholder, the number of such shares being offered for sale by it, the numbers of such shares to be owned by the Selling Stockholder after such sale and the percentage of ownership of the outstanding shares of Common Stock represented by the holdings of the Selling Stockholder after such sale:

                                                                    PERCENT OF CLASS TO
                         SHARE BEING          SHARE TO BE                 BE OWNED
    SHARES OWNED*            SOLD          OWNED AFTER SALE              AFTER SALE
    -------------        -----------       ----------------         -------------------
       650,000             650,000                 0                         0%

- ---------------------------------

*   Represents Shares underlying the Warrant.



                              PLAN OF DISTRIBUTION

         Following its exercise of the Warrant, the Selling Stockholder may from time to time sell all or a portion of the Shares on the ASE, in the over-the-counter market, on any other national securities exchange on which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) exchange distributions and/or secondary distributions in accordance with the rules of the ASE; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) privately negotiated transactions. The Selling Stockholder and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of Shares by the Selling Stockholder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Shares may also be sold pursuant to Rule 144 under the Securities Act.

         There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered hereunder.

         Under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholder. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act, and to contribute in respect thereof. The Company may also indemnify any brokers, underwriters, dealers or agents against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL OPINION

                 Certain legal matters with respect to this offering are being passed upon for the Company by Baker & McKenzie, New York, New York.

                                    EXPERTS

                 The consolidated financial statements included in the Company's Annual Report for the fiscal year ended September 30, 1994 filed on Form 10-K which are incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been so incorporated in reliance on the report of Coopers & Lybrand, L.L.P. independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The itemized table set forth below estimates the expenses in connection with the offer and sale of the securities offered hereby. All of the expenses will be paid by the Company, except for the legal fees and expenses of the Selling Stockholder.

                                                                                                      Amount
                                                                                                        of
                                                                                                     Expenses
                                                                                                    ----------
Filing fee for registration statement  . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 1,989.22
Accountants' fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,500.00
Legal fees and expenses of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . .          5,000.00
Legal fees and expenses of the Selling Stockholder   . . . . . . . . . . . . . . . . . . .            5,000.00
Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,510.78
                                                                                                    ----------
        Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $16,000.00
                                                                                                    ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

         Consistent therewith, Article Seventh of the Restated Certificate of Incorporation of the Company states as follows:

                          "Seventh:  (a) Each person who was or is made a party
                 or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

                          (b) The right to indemnification conferred in this
                 Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                          (c) The right to indemnification and the payment of
                 expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                          (d) The Corporation may maintain insurance, at its
                 expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                          (e) Any repeal or modification of this Section
                 directly or indirectly, such as by adoption of an inconsistent provision of this Certificate of Incorporation, shall not apply to or have any effect on the rights of any officer and director to indemnification and advancement of expenses with respect to any acts or omissions occurring prior to such repeal or modification.

                          (f) If this Section or any portion hereof shall be
                 invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) with respect to any proceeding to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law."

         The Company has entered into agreements with each of its directors and officers indemnifying each of them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual's involvement is by reason of the fact that he is or was a director or officer or served at the Company's request as a director or officer of another organization, except that indemnification is not provided against judgments or fines in a derivative suit unless permitted by Delaware law.

         Reference is made to the Warrant, a copy of which is filed as Exhibit
4.6 hereto, which contains provisions for indemnification of the Company, its officers and directors and any controlling persons by the Selling Stockholder against certain liabilities for information furnished by the Selling Stockholder.

         The officers and directors of the Company are covered by directors and officers insurance aggregating $20,000,000.

         Except to the extent hereinabove set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such.


ITEM 16.  EXHIBITS.

         The following are filed as exhibits to this Registration Statement:

EXHIBIT
NUMBER                                     DESCRIPTION
- ------                                     -----------

4.1(1) Articles Fourth, Fifth, Eighth and Ninth of the Restated Certificate of Incorporation of Nabors Industries, Inc. dated May 12, 1988.

4.2(2) Certificate of Amendment to the Restated Certificate of Incorporation of Nabors Industries, Inc. dated May 8, 1990 amending Articles Fourth and Eighth.

4.3(3) Certificate of Amendment to the Restated Certificate of Incorporation of Nabors Industries, Inc. dated April 12, 1991 amending Article Fourth.

4.4(4) Certificate of Amendment of the Restated Certificate of Incorporation of Nabors Industries, Inc., dated March 11, 1994.

4.5(1)   Article X of the By-laws of Nabors Industries, Inc.

4.6 Common Stock Purchase Warrant dated April 7, 1994 issued to Mitchell Energy Corporation.

4.7 Letter Agreement for Asset Acquisition, dated April 4, 1994 between Mitchell Energy Corporation and Nabors Drilling USA, Inc. (without exhibits). (Nabors Industries, Inc. undertakes to furnish copies of such exhibits to the Securities and Exchange Commission upon request.)

5        Opinion of Baker & McKenzie.

23.1     Consent of Coopers & Lybrand, L.L.P.

23.2     Consent of Baker & McKenzie -- contained in the opinion appearing as
         Exhibit 5.

24       Power of Attorney (included in the signature page).

- ---------------

(1) Incorporated by reference to Exhibit 3 to Form 10-K for the year ended September 30, 1988, File No. 1-7773, filed with the Commission on December 29, 1988.
(2) Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended September 30, 1990, File No. 1-9245, filed with the Commission on December 21, 1990.
(3) Incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended September 30, 1991, File No. 1-9245, filed with the Commission on December 30, 1991.
(4) Incorporated by reference to Exhibit 3.3 to Form 10-K for the year ended September 30, 1994, File No. 1-9245.


ITEM 17.  UNDERTAKINGS.

         (a)     Rule 415 Offering

         The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          provided, however, that paragraphs (1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  The undersigned Company hereby undertakes that:

                 (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                 (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 13, 1995.


                                    NABORS INDUSTRIES, INC.


                                    By: /s/ Anthony G. Petrello
                                        -------------------------------------
                                        ANTHONY G. PETRELLO
                                        PRESIDENT AND CHIEF OPERATING OFFICER


         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Anthony G. Petrello and Richard A. Stratton, and each of them, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting singly unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                            Capacity                               Date
              ---------                            --------                               ----
/s/ Anthony G. Petrello                     President and Chief Operating Officer     June 13, 1995
- ------------------------------------
    (Anthony G. Petrello)


/s/ Eugene M. Isenberg                      Chairman of the Board and Chief           June 13, 1995
- ------------------------------------        Executive Officer
    (Eugene M. Isenberg)


/s/ Richard A. Stratton                     Vice Chairman of the Board                June 13, 1995
- ------------------------------------
    (Richard A. Stratton)


/s/ Martin J. Whitman                       Director                                  June 13, 1995
- ------------------------------------
    (Martin J. Whitman)


/s/ Myron Sheinfeld                         Director                                  June 13, 1995
- ------------------------------------
    (Myron M. Sheinfeld)

                                            Director                                  June __, 1995
- ------------------------------------
    (Jack Wexler)


/s/ Gary T. Hurford                         Director                                  June 13, 1995
- ------------------------------------
    (Gary T. Hurford)


                                            Director                                  June __, 1995
- ------------------------------------
    (Hans W. Schmidt)



/s/ Michael W. Dundy                       Vice President and                         June 13, 1995
- ------------------------------------       General Counsel
    (Michael W. Dundy)



/s/ Daniel McLachlin                        Vice President                            June 13, 1995
- ------------------------------------
    (Daniel McLachlin)


/s/ Bruce P. Koch                           Controller (Chief                         June 13, 1995
- ------------------------------------        Accounting Officer)
    (Bruce P. Koch)



                                 EXHIBIT INDEX


Exhibit                           Description of Document
- -------                           -----------------------

Number
- ------
4.1(1) Articles Fourth, Fifth, Eighth and Ninth of the Restated Certificate of Incorporation of Nabors Industries, Inc. dated May 12, 1988.

4.2(2) Certificate of Amendment to the Restated Certificate of Incorporation of Nabors Industries, Inc. dated May 8, 1990 amending Articles Fourth and Eighth.

4.3(3) Certificate of Amendment to the Restated Certificate of Incorporation of Nabors Industries, Inc. dated April 12, 1991 amending Article Fourth.

4.4(4) Certificate of Amendment of the Restated Certificate of Incorporation of Nabors Industries, Inc., dated March 11, 1994 (without exhibits). (Nabors Industries, Inc. undertakes to furnish copies of such exhibits to the Securities and Exchange Commission upon request.)

4.5(1)       Article X of the By-laws of Nabors Industries, Inc.

4.6 Common Stock Purchase Warrant dated April 7, 1994 issued to Mitchell Energy Corporation.

4.7 Letter Agreement for Asset Acquisition dated April 4, 1994 between Mitchell Energy Corporation and Nabors Drilling USA, Inc. (without exhibits).

5            Opinion of Baker & McKenzie.

23.1         Consent of Coopers & Lybrand, L.L.P.

23.2 Consent of Baker & McKenzie -- contained in the opinion appearing as Exhibit 5.

24           Power of Attorney (included in the signature page).

- ------------------

(1) Incorporated by reference to Exhibit 3 to Form 10-K for the year ended September 30, 1988, File No. 1-7773, filed with the Commission on December 29, 1988.
(2) Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended September 30, 1990, File No. 1-9245, filed with the Commission on December 21, 1990.
(3) Incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended September 30, 1991, File No. 1-9245, filed with the Commission on December 30, 1991.
(4) Incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended September 30, 1994, File No. 1-9245.